F O L E Y  &  L A R D N E R


                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE




                                 August 27, 1997



   Eastcliff Funds, Inc.
   c/o Resource Trust Company
   International Centre
   Suite 300
   900 Second Avenue South
   Minneapolis, Minnesota  55402-3380

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of Eastcliff Funds, Inc. Series A Common Stock, $.01 par value, Series B Common Stock, $.01 par value and Series C Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock"), in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice for Eastcliff Funds, Inc. dated
   August 27, 1997; (c) corporate proceedings relative to the authorization for issuance of shares of the Stock; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Stock sold in the fiscal year ended June 30, 1997 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, fully paid and nonassessable except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes for unpaid wage claims of employees, not to exceed six months' service in any one case. We have not examined the stock registration books of Eastcliff Funds, Inc. In opining that the shares of Stock sold in the fiscal year ended June 30, 1997 were fully paid, we have relied upon a certificate of an officer of Eastcliff Funds, Inc. as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Eastcliff Funds, Inc. for its fiscal year ended June 30, 1997. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER